                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                   FORM 8-K/A
                               (AMENDMMNT NO. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)   November 8, 1995
                                                           (September 27, 1995)
                                                           --------------------
                             LOMAK PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)
                         COMMISSION FILE NUMBER 0-9592

                DELAWARE                                      34-1312571
      (State or other jurisdiction                          (IRS Employer
    of incorporation or organization)                     Identification Number)

        500 THROCKMORTON STREET                                  76102
          FORT WORTH, TEXAS                                    (Zip Code)
(Address of principal executive offices)


     Registrant's telephone number, including area code:  (817) 870-2601

The purpose of this filing is to make the following amendments pursuant to Item 7(a) and 7(b) Financial Statements and Exhibits:


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.
                 ----------------------------------

         (a)     Financial Statements of Assets Acquired
                 ---------------------------------------

                 Report of Independent Public Accountants
                 Statements of assets (other than productive oil and gas
                    properties) and liabilities as of December 31, 1993 and 1994 and June 30, 1995
                 Statements of revenues and direct operating expenses for the years ended December 31, 1993 and 1994 and the six months ended June 30, 1995
                 Notes to statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses

         (b)     Pro Forma Financial Information
                 -------------------------------

                 Pro forma combined statement of income for the year ended December 31, 1994
                 Pro forma combined statement of income for the six months ended June 30, 1995
                 Pro forma combined balance sheet at June 30, 1995
                 Notes to pro forma combined financial statements

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LOMAK PETROLEUM, INC.



                                        By   /s/ Thomas W. Stoelk
                                           --------------------------------
                                                 Thomas W. Stoelk
                                                 Chief Financial Officer





November 8, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


THE STOCKHOLDERS OF TRANSFUEL, INC.


         We have audited the accompanying statements of assets (other than productive oil and gas properties) and liabilities of Transfuel Interests, as of December 31, 1993 and 1994 acquired pursuant to the purchase by Lomak Petroleum, Inc. ("Lomak"), effective October 1, 1995, as described in Note 1 and the related statements of revenues and direct operating expenses for each of the two years in the period ended December 31, 1994. The statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses are the responsibility of Lomak's management. Our responsibility is to express an opinion on the statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the statements of assets (other than productive oil and gas properties) and liabilities and statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the assets (other than productive oil and gas properties) and liabilities of the Transfuel Interests as of December 31, 1993 and 1994 acquired pursuant to the purchase by Lomak Petroleum, Inc., effective October 1, 1995, as described in Note 1, and the related revenues and direct operating expenses for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE  LLP

Houston, Texas
October 13, 1995

                              TRANSFUEL INTERESTS

                  STATEMENTS OF ASSETS (OTHER THAN PRODUCTIVE
                OIL AND GAS PROPERTIES) AND LIABILITIES (NOTE 1)


                                                                       December 31,        December 31,          June 30,
                                                                           1993                1994                1995
                                                                       -------------       -------------       -------------
                                                                                                                (unaudited)
Assets (other than productive oil and gas properties)
    Accounts receivable                                               $    1,718,889      $    1,154,960      $      880,196
Accounts payable and accrued liabilities                                    (244,041)           (179,553)           (138,407)
                                                                       -------------       -------------       -------------

    Excess of assets (other than productive oil and gas
        properties) acquired over liabilities assumed                 $    1,474,848      $      975,407      $      741,789
                                                                       =============       =============       =============





                            See accompanying notes.

                              TRANSFUEL INTERESTS

         STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (NOTE 1)



                                                                        Year ended          Year ended          Six months
                                                                       December 31,        December 31,       ended June 30,
                                                                           1993                1994                1995
                                                                                                                (unaudited)
                                                                      --------------      --------------      --------------
Revenues, net                                                         $   12,249,285      $   10,597,532      $    4,617,448
Direct operating expenses                                                 (4,191,890)         (3,821,024)         (1,797,885)
                                                                      --------------      --------------      --------------
    Excess of revenues over direct operating expenses                 $    8,057,395      $    6,776,508      $    2,819,563
                                                                      ==============      ==============      ==============





                            See accompanying notes.

                              TRANSFUEL INTERESTS

                         NOTES TO STATEMENTS OF ASSETS
                 (OTHER THAN PRODUCTIVE OIL AND GAS PROPERTIES)
                   AND LIABILITIES AND STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

(1)      GENERAL:

ORGANIZATION

         The accompanying statements present the assets (other than productive oil and gas properties) and liabilities and revenues and direct operating expenses of certain working and other interests in oil and gas properties (the "Transfuel Interests") purchased by Lomak Petroleum, Inc. ("Lomak") in September 1995. Such financial statements were derived from the historical records of the predecessor owner and represent Lomak's interest.

         The Transfuel Interests consist of ownership in approximately 1,800 gross producing oil and gas wells, 1,100 miles of gas gathering lines and 175,000 net acres of undeveloped leases and associated real estate and equipment. Over 90% of the Transfuel Interests are located in Appalachia.

BASIS OF PRESENTATION

         Full historical statements, including general and administrative expenses and interest expense, have not been presented as such a presentation would not be meaningful. The Transfuel Interests acquired represent developed producing properties.

         Transfuel Interests is not a taxpaying entity. Accordingly, no provision for income taxes has been reflected in the statements of revenues and direct operating expenses.

REVENUE RECOGNITION

         Revenues are recognized when oil and gas production is sold. Direct operating expenses are accrued when services are provided.

(2)      SALES TO MAJOR CUSTOMERS:

         For the years ended December 31, 1993 and 1994, three purchasers accounted for 44.7%, 9.5% and 6.9% and 32.8%, 15.7% and 11.5%, respectively, of oil and gas sales. For the six months ended June 30, 1995, three purchasers accounted for 38.8%, 12.4% and 10.2% of oil and gas sales.

(3)      OIL AND GAS RESERVES INFORMATION (UNAUDITED):

         The estimates of the Transfuel Interests in proved oil and gas reserves, which are located entirely in the United States, are based on evaluations by an independent petroleum engineer. Reserves at December 31, 1993 and 1994, were estimated in accordance with guidelines established by the Securities and Exchange Commission which require that reserve reports be prepared under existing economic and operating conditions with no provision for price escalations except by contractual arrangements.

         Lomak's management emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as future information becomes available.

                              TRANSFUEL INTERESTS

                         NOTES TO STATEMENTS OF ASSETS
                 (OTHER THAN PRODUCTIVE OIL AND GAS PROPERTIES)
                   AND LIABILITIES AND STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

         The following unaudited table sets forth the estimated proved oil and gas reserve quantities of the Transfuel Interests at December 31, 1993 and 1994:

                                                       Crude Oil              Natural Gas
                                                         (bbls)                 (mcfs)
PROVED RESERVES                                      -------------           -------------
Balance, December 31, 1992                              690,577               45,165,675
   Production                                           (80,644)              (4,542,237)
                                                     -------------           -------------
Balance, December 31, 1993                              609,933               40,623,438
   Production                                           (81,729)              (4,019,366)
                                                     -------------           -------------

Balance, December 31, 1994                              528,204               36,604,072
                                                     =============           =============

PROVED DEVELOPED RESERVES
Balance, December 31, 1993                              609,933               38,464,235
                                                     =============           =============
Balance, December 31, 1994                              528,204               34,444,869
                                                     =============           =============



         The "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves" (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

         Future cash inflows were estimated by applying year end prices, adjusted for fixed and determinable escalations to the estimated future production less estimated future production costs based on year end costs and future development costs. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                              TRANSFUEL INTERESTS

                              STATEMENTS OF ASSETS
                 (OTHER THAN PRODUCTIVE OIL AND GAS PROPERTIES)
                   AND LIABILITIES AND STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES


         The standardized measure of discounted future net cash flows relating to proved oil and gas properties is as follows:

                                                        As of                 As of
                                                    December 31,           December 31,
                                                        1993                   1994
                                                  --------------         --------------
 Future cash inflows                              $  100,812,232         $  90,214,700

 Future costs:
      Production                                     (45,230,916)          (41,409,892)
      Development                                     (2,011,820)           (2,011,820)
                                                  --------------         --------------
 Future net cash flows                                53,569,496            46,792,988

 Income taxes                                               -                      -
                                                  --------------         --------------
 Undiscounted future net cash flows                   53,569,496            46,792,988

 10% discount factor                                 (21,274,497)          (18,044,997)
                                                  --------------         --------------

 Standardized measure                             $   32,294,999        $   28,747,991
                                                  ==============         ==============



         Changes in standardized measure of discounted future net cash flows from proved reserve quantities are as follows:

                                                        Year ended         Year ended
                                                        December 31,       December 31,
                                                           1993               1994
                                                     ---------------    ----------------
Standardized measure, beginning of year              $    36,683,995    $     32,294,999

Production                                                (8,057,395)         (6,776,508)
Accretion of discount                                      3,668,399           3,229,500
                                                     ---------------    ----------------

Standardized measure, end of year                    $    32,294,999    $     28,747,991
                                                     ===============    ================


                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                        WITH RESPECT TO THE TRANSACTIONS

         The accompanying unaudited pro forma combined statement of income gives effect to (i) the purchase by the Company of 100% of the equity of Gillring Oil Company ("Gillring"), accounted for as a purchase, (ii) the purchase by the Company of 100% of the equity of Red Eagle Resources Corporation ("Red Eagle"), accounted for as a purchase, (iii) the purchase by the Company of certain oil and gas properties from a subsidiary of Parker & Parsley Petroleum Co. and (iv) the purchase by the Company of certain oil and gas properties from Transfuel, Inc. ("Transfuel"). The unaudited pro forma combined financial statements also give effect to the private offering of $25 million of convertible exchangeable preferred stock (the "Offering") and the application of the estimated net proceeds therefrom. The unaudited pro forma combined statement of income for the year ended December 31, 1994 was prepared as if all transactions had occurred on January 1, 1994. The unaudited pro forma combined statement of income for the six months ended June 30, 1995 was prepared as if all transactions had occurred on January 1, 1995. The accompanying unaudited pro forma combined balance sheet of the Company as of June 30, 1995 has been prepared as if the Parker & Parsley and Transfuel acquisitions, the Offering and the application of the net proceeds therefrom had occurred as of that date. The historical information provided in the statements of income for the year ended December 31, 1994 and for the six months ended June 30, 1995, represents the following periods for the various acquisitions: (i) Gillring represents the period from January 1, 1994 through January 31, 1994, (ii) Red Eagle represents the period from January 1, 1994 through December 31, 1994, (iii) Parker & Parsley represents the periods from January 1, 1994 through December 31, 1994 and from January 1, 1995 through June 30, 1995 and (iv) Transfuel represents the periods from January 1, 1994 through December 31, 1994 and from January 1, 1995 through June 30, 1995.

         This information is not necessarily indicative of future combined operations and it should be read in conjunction with the separate historical statements and related notes of the respective entities appearing elsewhere in this filing or incorporated by reference herein.

                             LOMAK PETROLEUM, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                           Parker &
                                    Lomak      Gillring     Red Eagle      Parsley      Transfuel
                                 ----------   ---------     ---------      -------      ---------       Pro Forma
                                                                                                    Adjustments for the
                                                                                                    Gillring acquisition,
                                                                                                     Red Eagle merger,
                                  Historical  Historical    Historical    Historical   Historical  Parker & Parsley and
                                  Year Ended  Month Ended   Year Ended    Year Ended   Year Ended       Transfuel
                                 December 31,  January 31,  December 31, December 31, December 31,  acquisitions and the  Pro Forma
                                     1994        1994          1994          1994         1994       Offering (Note 1)     Combined
                                 ------------  ----------   -----------   ----------   -----------   -----------------  ------------
Revenues
  Oil and gas production          $24,460,945    $540,019    $4,236,396   $5,975,137   $10,597,532   $ -                $45,810,029
  Field services                    7,667,135       -         6,634,668       -             -          -                 14,301,803
  Gas marketing and transportation  2,194,892       -           993,902       -             -          -                  3,188,794
  Interest and other                  470,562      28,484       693,624       -             -           (28,484) (e)      1,164,186
                                 ------------  ----------   -----------   ----------   -----------   -----------------  ------------
                                   34,793,534     568,503    12,558,590    5,975,137    10,597,532      (28,484)         64,464,812
                                 ------------  ----------   -----------   ----------   -----------   -----------------  ------------
Expenses
  Oil and gas production           10,018,941     222,198     2,481,906    2,928,350     3,821,024   (1,474,500) (c)     17,997,919
  Field services                    5,777,690      -          2,503,305       -             -          -                  8,280,995
  Gas marketing and transportation    490,097      -            -             -             -          -                    490,097
  Exploration                         359,315       8,975       473,916       -             -          -                    842,206
  General and administrative        2,477,680      67,780     3,786,925       -             -        (3,064,400) (c)      3,267,985
  Interest                          2,807,216      21,488       144,900       -             -         1,529,976  (a)      4,503,580
  Depletion, depreciation and
    amortization                   10,104,987      -          2,106,549       -             -         5,909,294  (b)     18,120,830
  Lease impairments                   -            -          1,097,000       -             -        (1,097,000) (g)            -
  Commodity trading losses            -            -          2,136,122       -             -        (2,136,122) (f)            -
                                 ------------  ----------   -----------   ----------   -----------   -----------------  ------------
                                   32,035,926     320,441    14,730,623    2,928,350     3,821,024     (332,752)         53,503,612
                                 ------------  ----------   -----------   ----------   -----------   -----------------  ------------
Income (loss) before income taxes   2,757,608     248,062    (2,172,033)   3,046,787     6,776,508      304,268          10,961,200
Income taxes
  Current                             (20,531)     -            (86,976)      -             -          (369,493) (d)       (477,000)
  Deferred                           (118,523)     -            475,180       -             -        (2,992,657) (d)     (2,636,000)
                                 ------------  ----------   -----------   ----------   -----------   -----------------  ------------
Income (loss) from continuing
  operations                       $2,618,554    $248,062   ($1,783,829)  $3,046,787    $6,776,508  ($3,057,882)         $7,848,200
                                 ============  ==========   ===========   ==========   ===========   =================  ============
Income from continuing
  operations applicable to common
     shares                        $2,243,554                                                                            $5,598,200
                                 ============                                                                           ============
Net income per common share             $0.25                                                                                 $0.46
                                 ============                                                                          =============
Weighted average shares
   outstanding                      9,050,558                 2,861,374                               3,032,920          12,083,478
                                 ============                                                                           ============

             See notes to pro forma combined financial statements.

                             LOMAK PETROLEUM, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                                   Parker &
                                      Lomak         Parsley       Transfuel
                                   -----------   -----------    ------------
                                                                                   Pro Forma
                                                                                Adjustments for
                                                                                 the Parker &
                                    Historical    Historical     Historical         Parsley
                                       Six            Six            Six         and Transfuel
                                   Months Ended  Months Ended   Months Ended  acquisitions and the
                                     June 30,      June 30,       June 30,         Offering           Pro Forma
                                       1995          1995           1995           (Note 2)           Combined
                                    -----------   -----------     ----------  --------------------   -----------
Revenues
  Oil and gas production            $15,333,138    $2,894,682     $4,617,448                   -     $22,845,268
  Field services                      4,893,388             -              -                   -       4,893,388
  Gas marketing and
     transportation                   1,514,513             -              -                   -       1,514,513
  Interest and other                    751,004             -              -                   -         751,004
                                    -----------   -----------     ----------  --------------------   -----------
                                     22,492,043     2,894,682      4,617,448                   -      30,004,173
                                    -----------   -----------     ----------  --------------------   -----------

Expenses
  Oil and gas production              6,438,378     1,269,707      1,797,883           (866,600)(k)    8,639,368
  Field services                      2,876,328             -              -                   -       2,876,328
  Gas marketing and
    transportation                      389,754             -              -                   -         389,754
  Exploration                           275,448             -              -                   -         275,448
  General and administrative          1,518,844             -              -            (12,181)(j)    1,506,663
  Interest                            2,398,489             -              -             627,961(h)    3,026,450
  Depletion, depreciation and
      amortization                    6,104,474             -              -           2,509,659(i)    8,614,133
                                    -----------   -----------     ----------  --------------------   -----------
                                     20,001,715     1,269,707      1,797,883           2,258,839      25,328,144
                                    -----------   -----------     ----------  --------------------   -----------

Income (loss) before income taxes     2,490,328     1,624,975      2,819,565         (2,258,839)       4,676,029

Income taxes
  Current                              (47,513)             -              -           (247,487)(l)    (295,000)
  Deferred                            (622,028)             -              -           (714,972)(l)  (1,337,000)
                                    -----------   -----------     ----------  --------------------   -----------
Income (loss) from continuing
      operations                     $1,820,787    $1,624,975     $2,819,565        ($3,221,298)      $3,044,029
                                    ===========   ===========     ==========  ====================   ===========

Income from continuing operations
  applicable to common shares        $1,633,287                                                       $1,919,029
                                    ===========                                                      ===========


Net income per common share               $0.14                                                            $0.16
                                    ===========                                                      ===========

Weighted average shares
   outstanding                       11,314,495                                          821,575      12,136,070
                                    ===========                                                      ===========





             See notes to pro forma combined financial statements.

                             LOMAK PETROLEUM, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)


                                                               Parker &
                                              Lomak             Parsley        Transfuel
                                           ------------       -----------      ---------
                                                                                                Pro Forma
                                                                                             Adjustments for
                                                                                               the Parker &
                                                                                                 Parsley
                                                                                              and Transfuel
                                            Historical        Historical      Historical    acquisitions and the
                                            as of June 30,  as of June 30,  as of June 30,       Offering               Pro Forma
                                               1995              1995            1995            (Note 2)               Combined
                                           ------------       ------------    ------------  -----------------         ------------
ASSETS
Current assets
  Cash and equivalents                       $5,307,307         $     -      $        -         $         -             $5,307,307
  Accounts receivable                         8,215,895            823,379         880,196          -                    9,919,470
  Inventory and other                         1,417,251            -               -                -                    1,417,251
                                           ------------       ------------    ------------  -----------------         ------------
     Total current assets                    14,940,453            823,379         880,196          -                   16,644,028
                                           ------------       ------------    ------------  -----------------         ------------
Oil and gas properties                      155,109,796           (577,278)       (744,789)        36,227,549 (m,n,o)  190,015,278
  Accumulated depletion and amortization    (25,866,264)            -               -                -                 (25,866,264)
                                           ------------       ------------    ------------  -----------------         ------------
                                            129,243,532           (577,278)       (744,789)        36,227,549          164,149,014
                                           ------------       ------------    ------------  -----------------         ------------
Gas transportation and field service
   assets                                    16,294,400           -               -                 7,096,700 (m,n)     23,391,100
  Accumulated depreciation                   (3,256,841)          -               -                 -                   (3,256,841)
                                           ------------       ------------    ------------  -----------------         ------------
                                             13,037,559           -               -                 7,096,700           20,134,259
                                           ------------       ------------    ------------  -----------------         ------------
                                           $157,221,544           $246,101        $135,407        $43,324,249         $200,927,301
                                           ============       ============    ============  =================         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                           $5,940,545        $      -     $         -        $        -               $5,940,545
  Accrued liabilities                         3,750,285            246,101         135,407          2,029,914  (o)       6,161,707
  Current portion of debt                       502,519               -               -                -                   502,519
                                           ------------       ------------    ------------  -----------------         ------------
    Total current liabilities                10,193,349            246,101         135,407          2,029,914           12,604,771
                                           ------------       ------------    ------------  -----------------         ------------
Long-term debt                               71,131,900               -               -            16,528,335 (m,n,p)   87,660,235
Deferred income taxes                        17,012,420               -               -                -                17,012,420

Stockholders' equity
  Preferred stock                               200,000               -               -             1,000,000  (p)       1,200,000
  Common stock                                  119,241               -               -                   944 (n,p)        120,185
  Capital in excess of par value             64,475,994               -               -            23,765,056 (n,p)     88,241,050
  Retained earnings (deficit)                (5,911,360)              -               -                -                (5,911,360)
                                           ------------       ------------    ------------  -----------------         ------------
    Total stockholders' equity               58,883,875               -               -            24,766,000           83,649,875
                                           ------------       ------------    ------------  -----------------         ------------
                                           $157,221,544           $246,101        $135,407        $43,324,249         $200,927,301
                                           ============       ============    ============  =================         ============

             See notes to pro forma combined financial statements.

                             LOMAK PETROLEUM, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE (1) PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF GILLRING, THE ACQUISITIONS OF PARKER & PARSLEY'S AND TRANSFUEL'S APPALACHIAN ASSETS, THE MERGER WITH RED EAGLE AND THE CONVERTIBLE PREFERRED STOCK OFFERING -- THE TWELVE MONTHS ENDED DECEMBER 31, 1994

    In March 1994, the Company completed the acquisition of Gillring Oil Company ("Gillring") for approximately $11.5 million. Gillring's assets included approximately $5.4 million of working capital. As a result of the acquisition, the Company acquired 100% of Gillring's assets including its oil and natural gas producing properties and its 67% interest in a Texas limited partnership, Gillring Oil L.P. The transaction was accounted for using the purchase method of accounting.

    In December 1994, Lomak acquired effective control of Red Eagle Resources Corporation ("Red Eagle") principally through the purchase of two common stockholders' holdings. On February 15, 1995, the remaining stockholders of Red Eagle common stock voted to approve the merger of Red Eagle with a wholly owned subsidiary of the Company. The consideration paid for the acquisition totaled $11 million in cash and 2,862,000 shares of Lomak common stock.

    In June 1995, the Company purchased properties in Pennsylvania and West Virginia from a subsidiary of Parker & Parsley Petroleum Company for approximately $20.2 million in cash.

    In October 1995, the Company purchased properties in Pennsylvania, New York and Ohio from Transfuel, Inc. for approximately $20.2 million in cash and $755,000 of the Company's common stock.

    In October 1995, the Company sold in a private offering $25 million of $2.03 convertible exchangeable preferred stock. The preferred stock is convertible into the Company's common stock at a conversion price of $9.50 per share, subject to adjustment in certain events. The preferred stock will be redeemable, at the option of the Company, at any time on or after November 1, 1998, at redemption prices beginning at 105%. At the option of the Company, the preferred stock is exchangeable for the Company's 8 1/8% convertible subordinated notes due 2005. The notes will be subject to the same redemption and conversion terms as the preferred stock.

    The accompanying unaudited pro forma combined statement of income for the year ended December 31, 1994 has been prepared as if the acquisitions had occurred on January 1, 1994 and also gives effect as of January 1, 1994 to the Convertible Preferred Stock Offering and the application of the net proceeds therefrom. These transactions are reflected as follows:

(a) To increase interest expense for the estimated amounts that would have been incurred on the incremental borrowings to acquire Gillring, Red Eagle and Parker & Parsley's and Transfuel's Appalachian assets and reduce interest expense for the net proceeds from the sale of the convertible preferred stock.

(b) To record depletion expense for the Gillring, Parker & Parsley's and Transfuel acquisitions at $4.37 and to adjust the historical depletion rate for Lomak and Red Eagle from $4.41 and $3.08, respectively to $4.37.

 (c) To adjust oil and gas production expense and general and administrative expenses for the reduction in costs after the acquisitions of Gillring, Red Eagle, Parker & Parsley's and Transfuel's assets.

 (d) To adjust the provision for income taxes for the change in taxable income resulting from the Gillring, Red Eagle, Parker & Parsley and Transfuel acquisitions and the effect on deferred taxes recorded at January 1, 1994 had the acquisitions taken place at that time.

  (e) To reduce interest income on Gillring for cash balances used to reduce incremental borrowings.





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
                             LOMAK PETROLEUM, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE (1) PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF GILLRING, THE ACQUISITIONS OF PARKER & PARSLEY'S AND TRANSFUEL'S APPALACHIAN ASSETS, THE MERGER WITH RED EAGLE AND THE CONVERTIBLE PREFERRED STOCK OFFERING -- THE TWELVE MONTHS ENDED DECEMBER 31, 1994-(CONTINUED)

(f) To eliminate 1994 losses realized by Red Eagle on speculative commodity trade. Lomak has never and does not anticipate in the future participating in speculative commodity trading.

(g)  To eliminate impairment losses on Red Eagle oil & gas properties.

NOTE (2) PRO FORMA ADJUSTMENTS FOR THE ACQUISITIONS OF PARKER & PARSLEY'S AND TRANSFUEL'S APPALACHIAN ASSETS AND THE CONVERTIBLE PREFERRED STOCK OFFERING -- AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995

    The accompanying unaudited pro forma combined balance sheet has been prepared as if the Parker & Parsley and Transfuel acquisitions and the Offering had occurred on June 30, 1995. The accompanying unaudited pro forma combined statement of income for the six months ended June 30, 1995 has been prepared as if the acquisitions and the Offering had occurred on January 1, 1995 and reflects the following adjustments:

(h) To adjust interest expense for the estimated amounts that would have been incurred on the incremental borrowings to acquire the Parker & Parsley and Transfuel Appalachian assets.

(i) To record depletion expense for the Parker & Parsley and Transfuel asset acquisitions at $4.37 and to adjust the historical depletion rate for Lomak from $4.38 to $4.37.

(j)  To remove minority interest from January 1995 Red Eagle income statement.

(k) To reduce oil and gas production and general and administrative expenses for cost reductions.

(l) To adjust the provision for income taxes for the change in taxable income resulting from the Gillring, Red Eagle and Parker & Parsley acquisitions and the effect on deferred taxes recorded at January 1, 1994 had the acquisitions taken place at that time.

(m) To record the purchase of Parker & Parsley's Appalachian oil & gas properties, funded through the Company's credit facility.

(n) To record the purchase of Transfuel's Appalachian oil & gas properties, funded through the Company's credit facility and issuance of common stock.

(o) To record deal costs associated with the purchase of Parker & Parsley's and Transfuel's Appalachian oil & gas properties.

(p) To record the private placement of $25 million of convertible preferred stock, net of placement fees and offering costs.





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